Exhibit 10.1

AMENDMENT TO INDEPENDENT CONTRACTOR SERVICES AGREEMENT

THIS SECOND AMENDMENT TO THE INDEPENDENT CONTRACTOR SERVICES AGREEMENT (this "Second Amendment") is made this 21 day of October, 2016 by and between Power Strategies, LLC ("PSL") and NanoFlex Power Corporation (the "Company"). All capitalized terms used in this Amendment and not otherwise defined in this Amendment shall have the respective meanings ascribed to them in that certain Independent Contractor Services Agreement dated as of October 25, 2014 (the "Agreement") and the First Amendment to the Independent Contractor Services Agreement dated as of November 4, 2015 (the "First Amendment") between the parties.

AGREEMENT:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.           Modification of Agreement.

1.1           Modification of Paragraph 7: Fees for Services. Paragraph 7: Fees for Services shall be modified to also include the following language after the first sentence in the paragraph after the sentence ending with "expenses).”: "Upon the Company's raising not less than $6,000,000 in the aggregate from sales of its securities subsequent to the date of this Second Amendment (the "Triggering Event"), PSL shall receive a monthly cash fee under this Agreement of $15,000 (the "Monthly Fee") in lieu of the $1,500 per day fee (the "Daily Fee") set forth in the Agreement such that upon the occurrence of the Triggering Event, PSL shall no longer receive such Daily Fee and shall receive the Monthly Fee instead.

2.           Miscellaneous. Except as amended pursuant to this Second Amendment, the Agreement (including the Schedules and Exhibits thereto) and the First Amendment (including the Schedules and Exhibits thereto) remain in effect in all respects.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Employment Agreement to be executed as of the date first written above.

NanoFlex Power Corporation		Power Strategies LLC

By:	/s/ Dean L. Ledger	By:	/s/ J. Norman Allen
	Dean L. Ledger, CEO		J. Norman Allen, President